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SULLIVAN & CROMWELL
NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
           (212) 558-3792 (250 Park Avenue)

                                      125 Broad Street, New York 10004-2498
                                                __________
                                       250 PARK AVENUE, NEW YORK 10177-0021
                    1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                            444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                              8, PLACE VENDOME, 75001 PARIS
                     ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                         101 COLLINS STREET, MELBOURNE 3000
                             2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                      NINE QUEEN'S ROAD, CENTRAL, HONG KONG


                                                February 26, 1996



Prudential National Municipals Fund, Inc.,
   One Seaport Plaza,
      New York, New York  10292.

Dear Sirs:

            You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment

Company Act of 1940 with respect to  12,241,646 shares of your Common

Stock, $.01 par value (the "Shares").

            As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

            We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the

United States and the General Corporation Laws of the State of Maryland,

and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  With respect to the issuance of Class A shares of Common

Stock upon conversion of Class B shares of Common Stock, we

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have relied upon the opinion, dated the date hereof, of Piper & Marbury

L.L.P., and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury L.L.P.

            We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

            We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the

Securities Act of 1933.

                                          Very truly yours,


                                          SULLIVAN & CROMWELL